Filed Pursuant to Rule 424(b)(7)

Registration No. 333-292921

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 23, 2026)

FuboTV Inc.

29,270,178 Shares of Class A Common Stock Issuable upon Conversion of Convertible Senior Secured Notes due 2029 Offered by the Selling Stockholders

On January 2, 2024, the selling stockholders identified in this prospectus supplement (who we refer to as the “selling stockholders”) exchanged $205,835,000 principal amount of our Convertible Senior Notes due 2026 (the “Convertible Senior Notes due 2026”) for $177,506,000 in aggregate principal amount of our Convertible Secured Notes due 2029 (the “Convertible Secured Notes due 2029”) pursuant to an exchange agreement among us and the selling stockholders (the “Exchange Agreement”). The selling stockholders may use this prospectus supplement from time to time to sell shares of common stock acquired by the selling stockholders after the date of the Exchange Agreement, including up to 29,270,178 shares of our common stock issuable upon conversion of the Convertible Secured Notes due 2029, in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers. We refer to such shares of common stock issuable upon conversion of the Convertible Secured Notes due 2029 in this prospectus supplement as the “underlying securities”. We are not selling any shares of our Class A common stock under this prospectus supplement and will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

The selling stockholders may offer and sell or otherwise dispose of the shares of Class A common stock described in this prospectus supplement from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at privately negotiated prices. The shares of Class A common stock offered by this prospectus supplement may be offered by the selling stockholders to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The selling stockholders will bear all underwriting fees, discounts, selling commissions and stock transfer taxes, if any, incurred by the selling stockholders in connection with the sales of shares. We will bear costs, expenses, and fees in connection with the registration of the shares of Class A common stock. See “Plan of Distribution” beginning on page S-9 for more information about how the selling stockholders may sell or dispose of their shares of Class A common stock. No Class A common stock may be sold without delivery of this prospectus supplement and the accompanying prospectus describing the method and terms of the offering of such Class A common stock.

Investing in our CLASS A COMMON STOCK involves risks. See the SECTION TITLED “Risk Factors” on page s-5 of this prospectus SUPPLEMENT and any similar section contained in the ACCOMPANYING prospectus OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT concerning factors you should consider before investing in our CLASS A COMMON STOCK.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “FUBO.” On January 22, 2026, the last reported sale price of our Class A common stock on the New York Stock Exchange was $2.56 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 23, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

On January 23, 2026, we filed with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-3 (File No. 333-292921) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement, which registration statement became effective automatically upon filing.

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor any selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and we can provide no assurance as to the reliability of such information. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any related free writing prospectus is accurate only as of the date of that free writing prospectus, and that the information contained in any document incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement incorporates by reference, and the accompanying prospectus or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation By Reference.”

As used in this prospectus supplement, unless expressly indicated or the context otherwise requires, references to “FuboTV,” “Fubo,” “we,” “our,” “us,” “the Company,” and similar references refer (i) prior to the consummation of the Conversion and the Business Combination (each as defined below), to fuboTV Inc., a Florida corporation, and its consolidated subsidiaries, and (ii) after the consummation of the Conversion and the Business Combination, to FuboTV Inc., a Delaware corporation, and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of shares of our Class A common stock.

The Fubo logo and our other registered or common law trademarks, service marks, or trade names appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any applicable free writing prospectus are the property of FuboTV Inc. Solely for convenience, our trademarks, tradenames, and service marks referred to in this prospectus supplement appear without the ®, TM, and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, tradenames, and service marks. This prospectus supplement, the accompanying prospectus, any applicable free writing prospectus, and any documents incorporated by reference therein may contain additional trademarks, tradenames, and service marks of other companies that are the property of their respective owners.

S-1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus supplement may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “outlook,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained, or incorporated by reference, in this prospectus supplement include, but are not limited to, statements regarding our future results of operations and financial position, anticipated cash requirements, industry and business trends, stock-based compensation, revenue recognition, business strategy, plans and market growth, legal proceedings, and our objectives for future operations, including related to investment in our technologies and data capabilities, subscriber acquisition strategies, the anticipated benefits and synergies from the Business Combination, and our international operations.

The forward-looking statements in this prospectus supplement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risks factors discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. These risks are not exhaustive. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements and you should not place undue reliance on our forward-looking statements.

The forward-looking statements in this prospectus supplement are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference and have filed as exhibits to this prospectus supplement and the accompanying prospectus with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not undertake to publicly update or revise any forward-looking statements contained in this prospectus supplement and the accompanying prospectus, whether as a result of any new information, future events or otherwise.

S-2

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.fubo.tv. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the securities offered hereby are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or the accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025.

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 5, 2025, August 11, 2025 and November 3, 2025, respectively.

●	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025.

●	Our Current Reports on Form 8-K, excluding the portions that were “furnished” in accordance with SEC rules, filed with the SEC on January 2, 2024, January 6, 2025 (as amended by our Current Report on Form 8-K/A filed on January 10, 2025), May 27, 2025, June 18, 2025, October 1, 2025, October 30, 2025 (as amended by our Current Report on Form 8-K/A filed on December 23, 2025) and January 7, 2026.

●	Our Registration Statement on Form 8-A12B filed with the SEC on October 2, 2020.

●	The description of our common stock set forth in our definitive proxy statement on Schedule 14A filed with the SEC on August 7, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

fubotv inc.

1290 avenue of the americas

new york, ny 10104

(212) 672-0055

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

S-3

THE COMPANY

We are a consumer-first live TV streaming company with the mission of delivering premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value. The sixth largest Pay TV company in the United States (UBS estimates; December 2025) and ranked among The Americas’ Fastest-Growing Companies 2025 by the Financial Times, we own Hulu + Live TV (entertainment), Fubo (sports) and Molotov (entertainment and sports), which stream in markets around the globe.

We were originally incorporated in 2009 as a Florida corporation. On October 29, 2025, we effected a conversion (the “Conversion”) from a Florida corporation to a Delaware corporation pursuant to a plan of conversion by filing a certificate of conversion with the Secretary of State of the State of Delaware and articles of conversion with the Florida Department of State, Division of Corporations. In connection with the Conversion, we changed our name from fuboTV Inc. to FuboTV Inc. As part of the Conversion, all of our issued and outstanding shares of common stock were automatically converted into issued and outstanding shares of Class A common stock, and we created a new class of shares of Class B common stock.

On October 29, 2025, we, The Walt Disney Company (“Disney”) and Hulu completed the previously announced business combination (the “Business Combination”), contemplated by the Business Combination Agreement, dated as of January 6, 2025 (the “Business Combination Agreement”), by and among the Company, Disney and Hulu, which combined our existing Fubo business with Disney’s Hulu + Live TV business (the “Business Combination Closing”). The Hulu + Live TV business (the “Hulu Live Business”) consists of certain assets related to the business of negotiating and administering carriage agreements and similar contracts relating to and for the purpose of the retransmission, distribution, carriage, display or broadcast of any programming service, channel or network on Hulu’s linear multi-channel subscription video programming distribution service component of the offering known as “Hulu + Live TV”. Following the Business Combination Closing, Hulu (and Disney, through its indirect ownership of Hulu) owns and controls approximately 70% of the voting interest in us.

Our principal executive offices are located at 1290 Avenue of the Americas, 9th Floor, New York, New York 10104, and our telephone number is (212) 672-0055. Our website address is www.fubo.tv. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.

S-4

RISK FACTORS

Investment in any Class A common stock offered or sold pursuant to this prospectus supplement and the accompanying prospectus involves risks. Before deciding whether to invest in our Class A common stock, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the securities offered or sold hereby. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

S-5

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our Class A common stock being offered by any of the selling stockholders. The selling stockholders will pay any underwriting fees, discounts, selling commissions and stock transfer taxes, if any, attributable to the sale of shares of Class A common stock by the selling stockholders. We will bear the fees and expenses incurred in effecting the registration of the shares covered by this prospectus supplement, including, without limitation, all registration, filing, printing fees and expenses, fees and expenses of our counsel and our independent registered public accounting firm and fees and expenses of counsel representing the selling stockholders in connection with the registration and sale or transfer of Class A common stock pursuant to this prospectus supplement.

S-6

SELLING STOCKHOLDERS

On January 2, 2024, the selling stockholders exchanged $205,835,000 principal amount of our Convertible Senior Notes due 2026 for $177,506,000 in aggregate principal amount of our Convertible Secured Notes due 2029 (the “Convertible Secured Notes due 2029”) pursuant to an exchange agreement among us and the selling stockholders (the “Exchange Agreement”). We issued the Convertible Secured Notes due 2029 in a private placement pursuant to Section 4(a)(2) of the Securities Act pursuant to the terms of the Exchange Agreement. We have the right to elect to settle conversions of the Convertible Secured Notes due 2029 by paying or delivering, as applicable, cash, shares of our Class A common stock or a combination of cash and shares of our Class A common stock. If the Convertible Secured Notes due 2029 are converted fully into shares of our Class A common stock, they will be converted into an aggregate of up to 29,270,178 shares of our Class A common stock, which amount represents the maximum number of shares issuable upon conversion of our Convertible Secured Notes due 2029 and assumes all future interest payments on the Convertible Secured Notes due 2029 are paid in-kind. If this assumption is not true, or if the number of shares of Class A common stock issuable upon conversion of our Convertible Secured Notes due 2029 is adjusted under the circumstances described in the indenture governing such notes, the number of shares of Class A common stock issuable upon conversion and the number of shares of Class A common stock beneficially owned and sold by the selling stockholders pursuant to this prospectus supplement may change from that set forth in the table below.

In the event the selling stockholders acquire additional shares of Class A common stock, or additional holders acquire Convertible Secured Notes due 2029 convertible into shares of common stock, upon delivery by such selling stockholders or additional holders, as the case may be, of completed questionnaires relating to any such acquisitions, we may be required to file one or more prospectus supplements to register such shares and/or to identify such additional holders of Convertible Secured Notes due 2029.

The following table sets forth information concerning the beneficial ownership of the shares of Class A common stock that may be offered from time to time by the selling stockholders. The number of shares beneficially owned by each selling stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares of Class A common stock covered by this prospectus supplement upon the completion of the offering and that the selling stockholders have not acquired any additional shares. To our knowledge, each of the selling stockholders listed has sole voting and investment power with respect to the shares beneficially owned by such selling stockholder unless noted otherwise.

The information in the following table has been provided to us by or on behalf of the selling stockholders and the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of Class A common stock after the date on which they provided us with information regarding their securities. A selling stockholder may sell all, some or none of such selling stockholder’s shares of Class A common stock, and our registration of the shares of Class A common stock issuable upon conversion of our Convertible Secured Notes due 2029 and any shares of Class A common stock acquired by the selling stockholders after the date of this prospectus supplement does not necessarily mean that any selling stockholder will sell all or any of such Class A common stock. See the section titled “Plan of Distribution.”

The percentages in the table below reflect beneficial ownership immediately prior to the date of this prospectus supplement and immediately after the resale of all underlying securities subject to resale pursuant to this prospectus supplement and the accompanying prospectus as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 352,715,216 shares of our Class A common stock outstanding as of January 22, 2026 and assumes conversion of all of the Convertible Secured Notes due 2029 into 29,270,178 shares of our Class A common stock.

S-7

	Amount and Nature of Beneficial Ownership
	Immediately Prior to this Prospectus Supplement		Number of Shares of Class A Common Stock Issuable Upon Conversion of Convertible Secured Notes due 2029 and Subject to Resale Pursuant to this	Immediately After Resale of All Shares Subject to Resale Pursuant to this Prospectus Supplement*
Selling Stockholders	Shares Owned	Percentage	Prospectus Supplement(2)(3)	Shares Owned (2)(3)	Percentage(2)(3)
Mudrick Capital Management, L.P.(1)	-	-	29,270,178	-	0.0%

*	Assumes that the selling stockholders will sell all of their Class A common stock subject to resale pursuant to this prospectus supplement. There is no assurance that the selling stockholders will resell all or any of their Class A common stock. After the completion of the sale of all of the Class A common stock subject to resale pursuant to this prospectus supplement by the selling stockholders, none of the selling stockholders will hold one percent or more of our Class A common stock.

(1)	The shares of Class A common stock issuable upon conversion of our Convertible Secured Notes due 2029 are held by Mudrick Distressed Opportunity Fund Global, L.P., Boston Patriot Batterymarch ST LLC, Mudrick Distressed Opportunity Drawdown Fund II, L.P., Blackwell Partners LLC - Series A, Mudrick CAV Master, LP, Mudrick Distressed Opportunity 2020 Dislocation Fund, L.P., Mudrick Distressed Opportunity SIF Master Fund, L.P. and Mudrick Distressed Opportunity Drawdown Fund II SC, L.P. The principal business address for each selling stockholder is c/o Mudrick Capital Management, LP, 527 Madison Avenue, 6th Floor New York, NY 10022. Jason Mudrick is the founder, general partner and Chief Investment Officer of Mudrick Capital Management, L.P. Mr. Mudrick, through Mudrick Capital Management, L.P., is responsible for the voting and investment decisions relating to such shares of Class A common stock.

(2)	The selling stockholders have not informed us, and we do not know, when or in what amounts the selling stockholders may sell the underlying securities owned by the selling stockholders.

(3)	For purposes of this table, we have assumed a conversion rate of 260.6474 shares of Class A common stock for each $1,000 in principal amount of the Convertible Secured Notes due 2029; however, this conversion rate is subject to adjustment upon the occurrence of certain specified events as set forth in the indenture governing the Convertible Secured Notes due 2029. In addition, we have assumed that all conversions of the Convertible Secured Notes due 2029 are settled in shares of our Class A common stock, and that all future interest payments on the Convertible Secured Notes due 2029 are paid in-kind. If any of the foregoing assumptions is not true, the number of shares of Class A common stock issuable upon conversion of our Convertible Secured Notes due 2029 may decrease.

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including the entry into the Exchange Agreement and the Registration Rights Agreement), the selling stockholders do not have, and within the last three years have not had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

S-8

PLAN OF DISTRIBUTION

We are registering the shares of Class A common stock issuable to the selling stockholders upon conversion of our Convertible Secured Notes due 2029 and any shares of Class A common stock acquired by the selling stockholders after the date of this prospectus supplement to permit the resale of such shares of Class A common stock by the holder of such shares of Class A common stock from time to time after the date of this prospectus supplement. The selling stockholders may from time to time offer some or all of the shares of Class A common stock covered by this prospectus supplement. To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution. The selling stockholders will not pay any of the costs, expenses, and fees in connection with the registration of the shares covered by this prospectus supplement, but they will pay any and all underwriting fees, discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of the shares of our Class A common stock covered hereby. The selling stockholders may sell some or all of the shares of Class A common stock covered by this prospectus supplement from time to time or may decide not to sell any of the shares of Class A common stock covered by this prospectus supplement. The selling stockholders may sell shares of Class A common stock from time to time by one or more of the following methods, without limitation:

●	through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for whom they may act as agent; provided that in no event shall any resales by the selling stockholders take the form of an underwritten offering (as the term “underwritten public offering” is commonly understood, which for clarity does not include a transaction that does not involve the purchase by such broker-dealer of securities with a view to public resale thereby, but which transaction may be treated similarly to an underwritten public offering in terms of the procedures to be followed thereby as a matter of law or customary practice) without our prior consent;

●	through dealers;

●	through agents;

●	directly to one or more purchasers;

●	through an electronic communication network, a “dark pool” or any similar market venue;

●	through privately negotiated transactions;

●	through ordinary brokerage transactions or transactions in which a broker solicits purchases;

●	through one or more block transactions;

●	through the writing of options; or

●	through a combination of any of the above methods.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act (“Rule 144”) may be sold under Rule 144 rather than pursuant to this prospectus supplement. A selling stockholder that is an entity may elect to make an in-kind distribution of Class A common stock to its members, partners, stockholders, or other equityholders pursuant to the registration statement of which this prospectus supplement forms a part. To the extent that such members, partners, stockholders, or other equityholders are not affiliates of ours, such members, partners, stockholders, or other equityholders would thereby receive freely tradable shares of Class A common stock pursuant to a distribution pursuant to the registration statement of which this prospectus supplement forms a part.

To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions.

S-9

LEGAL MATTERS

The validity of the Class A common stock being offered by us pursuant to this prospectus supplement will be passed upon for us by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of fuboTV Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of the Hulu Live Business included in Exhibit 99.3 of FuboTV Inc.’s Current Report on Form 8-K/A filed on December 23, 2025, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

S-10

PROSPECTUS

FuboTV Inc.

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above, and any selling stockholders may offer and sell shares of our Class A common stock, par value $0.0001 (the “Class A common stock”), from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common stock by any selling stockholders.

Each time we or any selling stockholders offer and sell securities, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, any selling stockholders may offer and sell shares of our Class A common stock from time to time. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement, if necessary, describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the SECTION TITLED “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement, IF ANY, OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS concerning factors you should consider before investing in our securities.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “FUBO.” On January 22, 2026, the last reported sale price of our Class A common stock on the New York Stock Exchange was $2.56 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 23, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings and any selling stockholders to be named in a supplement to this prospectus may, from time to time, sell shares of Class A common stock in one or more transactions as described in this prospectus. Each time that we or any selling stockholders offer and sell securities, we or the selling stockholders will, to the extent necessary, provide a prospectus supplement to this prospectus that contains specific information about the securities being sold and the specific terms of such sale. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that transaction. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor any selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and any selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and any selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that the information contained in any document incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation By Reference.”

As used in this prospectus, unless expressly indicated or the context otherwise requires, references to “FuboTV,” “Fubo,” “we,” “our,” “us,” “the Company,” and similar references refer (i) prior to the consummation of the Conversion and the Business Combination (each as defined below), to fuboTV Inc., a Florida corporation, and its consolidated subsidiaries, and (ii) after the consummation of the Conversion and the Business Combination, to FuboTV Inc., a Delaware corporation, and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

The Fubo logo and our other registered or common law trademarks, service marks, or trade names appearing or incorporated by reference in this prospectus, any accompanying prospectus supplement, and any applicable free writing prospectus are the property of FuboTV Inc. Solely for convenience, our trademarks, tradenames, and service marks referred to in this prospectus appear without the ®, TM, and SM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, tradenames, and service marks. This prospectus, any accompanying prospectus supplement, any applicable free writing prospectus, and any documents incorporated by reference herein or therein may contain additional trademarks, tradenames, and service marks of other companies that are the property of their respective owners.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “outlook,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained, or incorporated by reference, in this prospectus include, but are not limited to statements regarding our future results of operations and financial position, anticipated cash requirements, industry and business trends, stock-based compensation, revenue recognition, business strategy, plans and market growth, legal proceedings, and our objectives for future operations, including related to investment in our technologies and data capabilities, subscriber acquisition strategies, the anticipated benefits and synergies from the Business Combination, and our international operations.

The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the risks factors discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. These risks are not exhaustive. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements and you should not place undue reliance on our forward-looking statements.

The forward-looking statements in this prospectus are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference and have filed as exhibits to this prospectus with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not undertake to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of any new information, future events or otherwise.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.fubo.tv. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the securities offered hereby are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025.

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 5, 2025, August 11, 2025 and November 3, 2025, respectively.

●	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025.

●	Our Current Reports on Form 8-K, excluding the portions that were “furnished” in accordance with SEC rules, filed with the SEC on January 2, 2024, January 6, 2025 (as amended by our Current Report on Form 8-K/A filed on January 10, 2025), May 27, 2025, June 18, 2025, October 1, 2025, October 30, 2025 (as amended by our Current Report on Form 8-K/A filed on December 23, 2025) and January 7, 2026.

●	Our Registration Statement on Form 8-A12B filed with the SEC on October 2, 2020.

●	The description of our common stock set forth in our definitive proxy statement on Schedule 14A filed with the SEC on August 7, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

fubotv inc.

1290 avenue of the americas

new york, ny 10104

(212) 672-0055

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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THE COMPANY

We are a consumer-first live TV streaming company with the mission of delivering premium sports, news and entertainment programming through a best-in-class user experience that offers greater choice, flexibility and value. The sixth largest Pay TV company in the United States (UBS estimates; December 2025) and ranked among The Americas’ Fastest-Growing Companies 2025 by the Financial Times, we own Hulu + Live TV (entertainment), Fubo (sports) and Molotov (entertainment and sports), which stream in markets around the globe.

We were originally incorporated in 2009 as a Florida corporation. On October 29, 2025, we effected a conversion (the “Conversion”) from a Florida corporation to a Delaware corporation pursuant to a plan of conversion by filing a certificate of conversion with the Secretary of State of the State of Delaware and articles of conversion with the Florida Department of State, Division of Corporations. In connection with the Conversion, we changed our name from fuboTV Inc. to FuboTV Inc. As part of the Conversion, all of our issued and outstanding shares of common stock were automatically converted into issued and outstanding shares of Class A common stock, and we created a new class of shares of Class B common stock of FuboTV Inc., par value $0.0001 per share (the “Class B common stock”).

On October 29, 2025, we, The Walt Disney Company (“Disney”) and Hulu, LLC (“Hulu”) completed the previously announced business combination (the “Business Combination”), contemplated by the Business Combination Agreement, dated as of January 6, 2025 (the “Business Combination Agreement”), by and among the Company, Disney and Hulu, which combined our existing Fubo business with Disney’s Hulu + Live TV business (the “Business Combination Closing”). The Hulu + Live TV business (the “Hulu Live Business”) consists of certain assets related to the business of negotiating and administering carriage agreements and similar contracts relating to and for the purpose of the retransmission, distribution, carriage, display or broadcast of any programming service, channel or network on Hulu’s linear multi-channel subscription video programming distribution service component of the offering known as “Hulu + Live TV”. Following the Business Combination Closing, Hulu (and Disney, through its indirect ownership of Hulu) owns and controls approximately 70% of the voting interest in us.

Our principal executive offices are located at 1290 Avenue of the Americas, 9th Floor, New York, New York 10104, and our telephone number is (212) 672-0055. Our website address is www.fubo.tv. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

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RISK FACTORS

Investment in any securities offered or sold pursuant to this prospectus and the applicable prospectus supplement, if any, involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement, if any, and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the securities offered or sold hereby. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Class A common stock offered by any selling stockholders.

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DESCRIPTION OF CAPITAL STOCK

We have one class of securities registered under Section 12 of the Exchange Act: our Class A common stock. The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, bylaws, the stockholders agreement and the registration rights agreements referenced below, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

●	5,000,000,000 shares of Class A common stock, $0.0001 par value;

●	2,000,000,000 shares of Class B common stock, $0.0001 par value; and

●	50,000,000 shares of preferred stock, $0.0001 par value.

Common Stock

Class A Common Stock

Holders of shares of our Class A common stock are entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, but are generally not entitled to vote on any matter for which the vote is reserved to a class of preferred stock pursuant to the designation for that preferred stock. Holders of shares of our Class A common stock do not have cumulative voting rights in the election of directors.

Our certificate of incorporation provides that, subject to applicable law and the rights, if any, of the holders of any class or series of preferred stock then outstanding, holders of shares of Class A common stock shall be entitled to receive such dividends and other distributions in cash, stock or property of us when, as and if declared thereon by our board of directors from time to time out of assets or funds of ours legally available therefor; provided, however, that without the prior affirmative vote of the holders of a majority of the shares of Class A common stock then outstanding and the holders of a majority of the shares of Class B common stock then outstanding, each voting separately as a single class, no dividend shall be declared or paid or set apart for payment on the Class A common stock in (a) shares of Class A common stock or rights, options or warrants to purchase shares of Class A common stock unless there shall also be or have been declared and set apart for payment on the Class B common stock, a dividend of an equal number of shares of Class B common stock or rights, options or warrants to purchase shares of Class B common stock or (b) shares of Class B common stock or rights, options or warrants to purchase shares of Class B common stock.

Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of Class A common stock do not have preemptive, conversion or subscription rights, and there are no sinking fund provisions applicable to Class A common stock. The rights, preferences and privileges of holders of Class A common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

All of our outstanding shares of Class A common stock are fully paid and nonassessable.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “FUBO.” The transfer agent and registrar for our Class A common stock and Class B common stock is Equiniti Trust Company, LLC.

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Class B Common Stock

Holders of shares of our Class B common stock are entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors, but are generally not entitled to vote on any matter for which the vote is reserved to a class of preferred stock pursuant to the designation for that preferred stock. Holders of shares of our Class B common stock do not have cumulative voting rights in the election of directors.

Shares of Class B common stock shall be deemed to be a non-economic interest in us, and the holders of Class B common stock shall not be entitled to receive any dividends (including cash, stock or property) in respect of their shares of Class B common stock except as expressly provided in our certificate of incorporation.

Shares of Class B common stock will be issued in the future only to a holder (other than the Company) of units of Fubo Operations LLC (“Newco”; such units, “Newco Units”) in an amount such that, after the issuance of such shares of Class B common stock, such holder holds an equal number of Newco Units and shares of Class B common stock. Shares of Class B common stock are transferable only together with an equal number of Newco Units.

Holders of Class B common stock do not have preemptive or subscription rights, and there are no sinking fund provisions applicable to Class B common stock. The rights, preferences and privileges of holders of Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

The amended and restated limited liability company agreement of Newco provides Hulu with a redemption right pursuant to which Hulu may cause Newco to redeem all or a portion of its Newco Units, together with an equivalent number of shares of Class B common stock, in exchange for an equivalent number of shares of Class A common stock or, at our option, cash, subject to our right to elect to effect, in lieu of such a redemption, a direct exchange between us and Hulu of cash or an equivalent number of shares of Class A common stock for such Newco Units and Class B common stock (provided that, in each case, Hulu may retract the exercise of its redemption or exchange right upon notice that we intend to settle such redemption or exchange in cash).

All of our outstanding shares of Class B common stock are fully paid and nonassessable.

Our Class B common stock is not listed on a national securities exchange.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock of Fubo may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation, number of shares or title as shall be fixed by our board of directors prior to the issuance of any shares thereof. Each such class or series of preferred stock shall consist of such number of shares, and have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, including the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, restrictions on the issuance of shares of such class or series, the dissolution preferences and the rights in respect of any distribution of assets of any wholly unissued series of preferred stock and the number of shares constituting any such class or series, and the designation thereof, or any of them and to increase (but not above the total number of authorized shares of preferred stock) or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any class or series so created (except where otherwise provided in the applicable certificate of designation governing such class or series), subsequent to the issue of that class or series, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our board of directors prior to the issuance of any shares thereof pursuant to the authority expressly vested in the board of directors, all in accordance with the laws of the State of Delaware.

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Registration Rights

In connection with the Business Combination, we and Hulu entered into a registration rights agreement, dated as of October 29, 2025 (the “Hulu Registration Rights Agreement”), in respect of the Registrable Securities (as defined in the Hulu Registration Rights Agreement) received by Hulu in exchange for the Class B common stock that Hulu received in connection with the Business Combination. Pursuant to the Hulu Registration Rights Agreement, we are required, on the terms set forth therein, to file with the SEC this registration statement registering for resale the shares of Class A common stock owned by Hulu and its permitted transferees (which includes any shares thereof issuable upon or issued upon exercise, conversion or exchange of other securities of ours or any of our subsidiaries (including Class B common stock and Newco Units) and any securities issued or issuable directly or indirectly with respect to, in exchange for, upon the conversion of or in replacement of the Class A common stock, whether by way of a dividend, distribution or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization). We are required to use our commercially reasonable efforts to cause this registration statement to become and remain effective, and to be supplemented and amended to the extent necessary, so long as any Registrable Securities remain outstanding. Furthermore, under the Hulu Registration Rights Agreement, Hulu has certain customary underwritten offering demand rights and piggyback registration rights. The Hulu Registration Rights Agreement contains customary indemnification and contribution obligations of us for the benefit of Hulu and vice versa, in each case, subject to certain qualifications and exceptions.

In connection with the issuance of our Convertible Secured Notes due 2029 (the “2029 Convertible Notes”), we entered into a registration rights agreement, dated as of January 2, 2024 (the “2029 Convertible Notes Registration Rights Agreement”). Pursuant to the 2029 Notes Registration Rights Agreement, certain holders of our common stock are entitled to various rights with respect to the registration for public resale under the Securities Act of shares of our Class A common stock and the shares of our common stock issuable upon conversion of the 2029 Convertible Notes (the “underlying securities”) held by or issuable to such holders (the “2029 Registrable Securities”). In the event the holders acquire additional shares of our common stock, or additional holders acquire 2029 Convertible Notes convertible into shares of our common stock, upon delivery by such holders or additional holders, as the case may be, of completed questionnaires relating to any such acquisitions, we may be required to file one or more prospectus supplements to register such shares and/or to identify such additional holders of 2029 Convertible Notes.

Upon receipt of a completed questionnaire from any such additional holder, we will, as promptly as practicable but in no event later than the 15th day after receipt of such completed questionnaire, file any supplements to the prospectus, as supplemented by the applicable prospectus supplement, or post-effective amendments to the registration statement registering the registrable securities as may be necessary to permit such holder to be able to sell its common stock or underlying securities held by such holder, subject to our right to suspend the use of the prospectus, as supplemented by the applicable prospectus supplement, in accordance with the 2029 Convertible Notes Registration Rights Agreement and provided that we will not be obligated to file more than one such supplement or post-effective amendment in any three-month period.

The plan of distribution included in the prospectus, as supplemented by the applicable prospectus supplement, will permit resales of the 2029 Registrable Securities by selling securityholders through brokers and dealers. However, in no event may such resales take the form of an underwritten offering (as the term “underwritten public offering” is commonly understood, which for clarity does not include a transaction that does not involve the purchase by such broker-dealer of securities with a view to public resale thereby, but which transaction may be treated similarly to an underwritten public offering in terms of the procedures to be followed thereby as a matter of law or customary practice) without our prior consent.

We may, in accordance with the 2029 Convertible Notes Registration Rights Agreement, suspend the availability of the registration statement of which the prospectus, as supplemented by the applicable prospectus supplement, is a part or the use of such prospectus or any related prospectus supplement during specified periods under certain circumstances relating to pending corporate developments, filings with the SEC or any other event where we, acting in good faith and on the advice of legal counsel, determine that the failure to publicly disclose material non-public information regarding such development, filing or other event would cause such prospectus, as of its date, to contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and we have a bona fide business purpose for keeping such information confidential. We will provide a suspension notice to selling securityholders in connection with each such suspension.

Each selling securityholder has agreed, subject to certain exceptions, to hold each such suspension notice, if any, that we deliver in confidence. No single suspension period can extend beyond 90 calendar days, and the total number of calendar days in all suspension periods may not exceed an aggregate of 180 calendar days in any period of twelve full calendar months.

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Exclusive Forum

Our certificate of incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware) shall be the sole and exclusive forum for:

●	any derivative action, suit or proceeding brought on our behalf;

●	any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or our stockholders;

●	any action, suit or proceeding asserting a claim against us arising pursuant to the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”), our certificate of incorporation or our bylaws; and

●	any action, suit or proceeding asserting a claim against us that is governed by the internal affairs doctrine of the State of Delaware;

with our certificate of incorporation providing that stockholders will have been deemed to consent to the personal jurisdiction of such courts for such actions, suits and proceedings. In addition, our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action under the Securities Act, including all causes of action asserted against any defendant to such complaint.

The exclusive forum provisions described above may increase costs to bring a claim, discourage claims or limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us or our directors, officers and other employees.

Anti-Takeover Provisions

Certain provisions of Delaware law and certain provisions in our certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Preferred Stock

Our certificate of incorporation contains provisions that permit our board of directors to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series, as described under “—Preferred Stock.”

Removal of Directors

Our certificate of incorporation provides that directors may be removed from the board of directors at any time, with or without cause, by the affirmative vote of stockholders holding a majority of the voting power of the then-outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class; provided that (i) any director designated by Hulu pursuant to the terms of our certificate of incorporation (each, a “Hulu Designee”) may be removed from the board of directors, with or without cause, only if Hulu affirmatively votes its then outstanding shares in favor of such removal and (ii) although Hulu’s shares must be voted in favor of the removal of any Hulu Designee for such removal to be effective, such removal shall not be effective unless the requisite vote of stockholders holding a majority of the voting power of the then-outstanding common stock entitled to vote is obtained.

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Director Vacancies

Our certificate of incorporation provides that any newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the board of directors resulting from the death, resignation, disqualification or removal of a director shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by the sole remaining director, and shall not be filled by stockholders.

To the extent a vacancy arises from the death, resignation, disqualification or removal of an Unaffiliated Independent Designee (as defined in our certificate of incorporation) prior to October 29, 2027, the other Unaffiliated Independent Designee shall have the right to designate an individual to fill such vacancy, and such vacancy may not be filled by any other person, and, unless the Majority Sunset Date (as defined below) has occurred, such replacement designee must be an individual who is reasonably acceptable to Hulu. Notwithstanding the foregoing, if, prior to October 29, 2027, two vacancies exist at the same time due to the death, resignation, disqualification or removal of each Unaffiliated Independent Designee, such vacancies shall be filled by the board of directors. On or after October 29, 2027, any vacancies arising from the death, resignation, disqualification or removal of an Unaffiliated Independent Designee shall be filled by the board of directors.

Hulu shall have the exclusive right to designate any individual to fill any vacancy in the event that such vacancy is created at any time by the death, resignation, disqualification or removal of any Hulu Designee, and such vacancy may not be filled by any other person; provided that, Hulu shall not have the right to designate a replacement director to fill any vacancy to the extent the election or appointment of such replacement director to the board of directors would result in the number of Hulu Designees serving on the board of directors exceeding the number of Hulu Designees that Hulu is then entitled to nominate for membership on the board of directors pursuant to our certificate of incorporation.

If the size of the board of directors shall, without the prior written consent of Hulu, be increased or decreased, Hulu shall have the right to designate one or more members of the board of directors such that the total number of directors on the board of directors is proportional to the number of Hulu Designees based on Hulu’s appointment rights set forth in our certificate of incorporation.

No Cumulative Voting

Our certificate of incorporation provides that stockholders do not have the right to cumulate votes in the election of directors.

Special Meetings of Stockholders

Our bylaws provide that a special meeting of stockholders, for any purpose or purposes, may be called at any time, by (i) the Chairman of our board of directors, (ii) our CEO or (iii) the board of directors. In addition, a special meeting shall be called by (a) the Chairman of our board of directors or (b) the secretary, in each case, promptly upon the written request of the holders of a majority of the voting power of our then-outstanding shares of capital stock generally entitled to vote on the matter for which the special meeting is called. Following the Majority Sunset Date (as defined below), stockholders must comply with certain procedural requirements in order to submit a valid special meeting request, as well as satisfying the applicable advance notice requirements.

Action by Written Consent

Our certificate of incorporation provides that, prior to the earlier of (i) the date when Hulu and its affiliates cease to collectively own at least 50% of the then-outstanding shares of Class A common stock and Class B common stock, taken together, and (ii) the date that is 12 months after the consummation of certain mergers, acquisitions or similar transactions by Hulu or its affiliates (such earlier date, the “Majority Sunset Date”), any action which is required or permitted to be taken by our stockholders at any annual or special meeting of stockholders may be effected without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of our outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted.

On or after the Majority Sunset Date, no action that is required or permitted to be taken by our stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders. Notwithstanding the foregoing, any action required or permitted to be taken by any holders of preferred stock, voting separately as a series or separately as a class with one or more other such class or series of preferred stock, may be taken without a meeting, without prior notice and without a vote, unless expressly prohibited in the resolutions creating such class or series of preferred stock.

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Amending our Certificate of Incorporation

Our certificate of incorporation provides that, so long as any shares of Class A common stock are outstanding, we shall not, without the prior affirmative vote of the holders of a majority of the shares of Class A common stock then outstanding, voting separately as a single class, (i) alter or change the powers, preferences or special rights of the shares of Class A common stock so as to affect them adversely or (ii) take any other action upon which class voting is required by applicable law. So long as any shares of Class B common stock are outstanding, we shall not, without the prior affirmative vote of the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class, (a) alter or change the powers, preferences or special rights of the shares of Class B common stock so as to affect them adversely or (b) take any other action upon which class voting is required by applicable law.

Notwithstanding the foregoing, our certificate of incorporation further provides that the holders of shares of Class A common stock and Class B common stock shall vote as one class with respect to any proposed amendment to our certificate of incorporation that would increase or decrease (i) the number of authorized shares of Class A common stock or Class B common stock or any class or series thereof, (ii) the number of authorized shares of preferred stock or any class or series thereof or (iii) the number of authorized shares of any other class or series of our capital stock thereafter established (but, in each case, with respect to any decrease, not below the number of shares of such class or series of capital stock then outstanding), and the affirmative vote of the holders of a majority of the shares of Class A common stock and Class B common stock then outstanding shall be required for the approval of any such matter, and subject to the rights, if any, of the holders of any class or series of preferred stock then outstanding, no separate class or series vote of the holders of shares of any class or series of our capital stock shall be required for the approval of any such matters.

In addition to any other required approval of our stockholders or our board of directors, (i) the approval of the audit committee of the board of directors is required for the following matters: (a) until October 29, 2027, any amendments to our certificate of incorporation and (b) until the Majority Sunset Date (I) any amendments to our certificate of incorporation that would adversely affect the rights of our stockholders, other than Hulu, in a manner that would be disproportionate as compared to the effect on Hulu and (II) amendments to our certificate of incorporation relating to certain other matters and (ii) until the date when Hulu or its affiliates cease to collectively own at least 10% of the then outstanding shares of Class A common stock and Class B common stock, the prior written approval of Hulu shall be required for us to implement any amendment or other modification to our certificate of incorporation that would adversely affect the rights of Hulu and its affiliates thereunder in a manner that would be disproportionate as compared to the effect on the other holders of Class A common stock or Class B common stock.

Amending our Bylaws

Our certificate of incorporation and our bylaws provide that (i) our board of directors is expressly empowered to adopt, amend, alter, change or repeal our bylaws and (ii) our stockholders, by majority vote, shall also have the power to adopt, amend, alter, change or repeal our bylaws.

In addition to any other required approval of our stockholders or our board of directors, (i) the approval of the audit committee of the board of directors is required for the following matters: (a) until October 29, 2027, any amendments to our bylaws and (b) until the Majority Sunset Date, (I) any amendments to our bylaws that would adversely affect the rights of our stockholders, other than Hulu, in a manner that would be disproportionate as compared to the effect on Hulu and (II) amendments to our bylaws relating to certain other matters and (ii) until the date when Hulu or its affiliates cease to collectively own at least 10% of the then-outstanding shares of Class A common stock and Class B common stock, the prior written approval of Hulu shall be required for us to implement any amendment or other modification to our bylaws that would adversely affect the rights of Hulu and its affiliates thereunder in a manner that would be disproportionate as compared to the effect on the other holders of Class A common stock or Class B common stock.

Authorized but Unissued Shares

Our authorized but unissued shares of Class A common stock, Class B common stock and preferred stock will be available for future issuances without stockholder approval, except as required by the listing standards of the New York Stock Exchange, and, subject to the limitations set forth in our certificate of incorporation, could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “FuboTV,” “we,” “our” or “us” refer to FuboTV Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. Unless otherwise specified in the applicable prospectus supplement, neither Disney nor Hulu, nor any other subsidiary of Disney, will guarantee any debt securities offered hereby or otherwise have any obligations with respect to any such debt securities or any indenture governing them. (Section 2.2)

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We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

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Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●	we are the surviving entity or the successor person (if other than FuboTV) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or FuboTV and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of FuboTV;

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

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If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

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Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security. (Section 9.3)

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Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

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No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10).

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DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

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GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

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So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

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As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

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SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

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PLAN OF DISTRIBUTION

We or any selling securityholder may offer and sell the securities covered by this prospectus from time to time:

●	through underwriters and dealers;

●	through agents;

●	directly to one or more purchasers;

●	through an electronic communication network, a “dark pool” or any similar market venue;

●	through privately negotiated transactions;

●	through ordinary brokerage transactions or transactions in which a broker solicits purchases;

●	through one or more block transactions;

●	through the writing of options;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any of the above methods.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

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LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of FuboTV Inc. Additional legal matters may be passed upon for us, any selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of fuboTV Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of the Hulu Live Business included in Exhibit 99.3 of FuboTV Inc.’s Current Report on Form 8-K/A filed on December 23, 2025, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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